Exhibit 99.1

CVR Energy Determines Stock Ratio for Distribution of Delek US Holdings Common Stock to CVR Energy Stockholders in Connection With Special Dividend

SUGAR LAND, Texas (May 27, 2021) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced the final ratio for the Stock Distribution (defined below) portion of its previously announced special dividend of $492 million, which is payable in a combination of cash and the common stock of Delek US Holdings, Inc. (“Delek”) held by the Company (the “Stock Distribution”). The special dividend will be paid on June 10, 2021 (the “Distribution Date”). In the Stock Distribution, the Company will distribute 0.1048 of a share of Delek common stock for each share of the Company’s common stock outstanding as of the close of business on May 26, 2021 (the “Record Date”). The final Stock Distribution ratio was calculated by dividing the 10,539,880 shares of Delek common stock to be distributed by 100,530,599 shares of CVR Energy common stock outstanding as of the close of business on the Record Date. No fractional shares of Delek common stock will be distributed. Instead, stockholders will receive cash in lieu of any fractional share of Delek common stock that they otherwise would have received. The Company intends to announce the amount of cash per share of its common stock to which each of its stockholders will be entitled on the Distribution Date.

Stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the special dividend. The distribution of Delek common stock will be made in book-entry form and no physical share certificates will be issued.

An information statement describing the special dividend will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). No action is required by CVR Energy stockholders to receive the special dividend. CVR Energy stockholders do not need to pay any consideration for or surrender or exchange your shares of CVR Energy common stock.

Additional information on the special dividend, including a copy of the information statement, will be posted to CVR Energy’s website at https://cvrenergy.gcs-web.com.

Forward-Looking Statements and Notices

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future issuance and payment of a special dividend of cash and/or Delek stock (if at all) including the amount, timing, ratio, process and impact thereof; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including the health and economic effects of COVID-19, the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of the Company to pay cash dividends; costs of compliance with existing or new laws and regulations and potential liabilities therefrom; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied herein. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 36 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com